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                                                                       Exhibit 5

                                                                  March 29, 1996
Chemical Banking Corporation
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     We have acted as counsel to Chemical Banking Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 520,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company, to be acquired from time to time by The Thrift-Incentive Plan of The Chase Manhattan Bank (National Association) (the "Plan").

     We have examined the Plan. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that interests in the TIP Plan, when issued in accordance with the terms of the TIP Plan, will be duly authorized and validly issued.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                         /s/ SIMPSON THACHER & BARTLETT

                                          SIMPSON THACHER & BARTLETT